UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2006

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda
(Address of principal executive offices)

(441) 296-6395
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02            DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c)  Appointment of Principal Officer.

Effective as of April 3, 2006, the Board of Directors of Marvell Technology Group Ltd. (the “Company”) appointed Weili Dai as Chief Operating Officer of the Company. Ms. Dai currently serves as Executive Vice President and Corporate Secretary of the Company. With her appointment as Chief Operating Officer, Ms. Dai will continue to serve as Corporate Secretary of the Company.

Ms. Dai, one of the Company’s co-founders, has served as Corporate Secretary and a director of the Company since its inception in 1995 and served as Vice President from inception in 1995 until 1999. Since 1999, Ms. Dai has served as Executive Vice President and General Manager of the Communications Business Group. Ms. Dai has also served as Executive Vice President and a director of Marvell Semiconductor, Inc., a subsidiary of the Company, since its inception. From 1992 until 1995, Ms. Dai was involved in software development and project management at Canon Research Center America, Inc. Ms. Dai holds a Bachelor of Science degree in Computer Science from the University of California at Berkeley. Ms. Dai is the wife of Dr. Sehat Sutardja, the Company’s Chairman, President and Chief Executive Officer.

During fiscal year 2006, the Company incurred approximately $0.7 million of expenses from an unrelated third-party entity, ACM Aviation, Inc. (“ACM”) for charter aircraft services provided to Marvell Semiconductor, Inc. The airplane provided by ACM to the Company is owned by Estopia Air, LLC (“Estopia Air”). Dr. Sehat Sutardja and Weili Dai own and control Estopia Air. The $0.7 million of expenses was the result of the Company’s use of the aircraft for business travel purposes. The cost of such usage charged to the Company was determined based on market prices.

In February 2005, the Company, through its subsidiaries Marvell Semiconductor, Inc. and Marvell Asia Pte. Ltd., entered into a development agreement with MagnetoX Ltd., a consumer electronics company.  This development agreement is on substantially similar terms as other development agreements with other third parties.   The Company recognized approximately $0.8 million of revenue from the development agreement and product revenue during fiscal year 2006. Ms. Dai and Dr. Sutardja are indirect shareholders of MagnetoX Ltd. through Estopia LLC, a Delaware limited liability company they own and control.

In August 2005, the Company, through its subsidiaries Marvell Semiconductor, Inc. and Marvell International Ltd., entered into a licensing and manufacturing services agreement with C2Microsystems, Inc. This licensing and manufacturing services agreement is on substantially similar terms as other licensing and manufacturing services agreements with other third parties.  The Company recognized $0.4 million and deferred $0.2 million of revenue from the licensing and manufacturing services agreement with C2Microsystems, Inc. during fiscal year 2006. Ms. Dai and Dr. Sutardja, through their ownership and control of Estopia LLC, are indirect shareholders of C2Microsystems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 4, 2006

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ George A. Hervey
George A. Hervey
Vice President of Finance and Chief Financial Officer